UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2023

GLOBAL LEADERS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-56557	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Units 2613-18, 26/F., Shui On Centre

6-8 Harbour Road, Wanchai

Hong Kong

(Address of principal executive offices (zip code))

(852) 8102 3633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of October 31, 2022 our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $2,000,000,000 or (ii) we issue more than $2,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K or Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

FORM 10 DISCLOSURE

On or about July 31, 2023, the Company once again began drawing revenue from more than nominal operations based on the service agreements we have entered into and attached hereto as Exhibits. The Company was a shell company prior to such activity and, according to Item 2.01(f) of Form 8-K, the registrant is required to disclose the information that would be required if the registrant were filing a general form for registration of securities under the Exchange Act on Form 10.

We hereby provide below information that would be included in a Form 10 registration statement.

Description of Business

Corporate History

We are a Company with a focus on start-up advisory and corporate consulting services, targeting startup companies and young entrepreneurs in the Asia-Pacific Region.

Global Leaders Corporation (“GLC”, the “Company”) was incorporated under the laws of the State of Nevada on July 20, 2020. Our principal mailing address is located at Unit 512, InnoCentre, 72 Tat Chee Avenue, Kowloon Tong, Hong Kong.

Currently, we do not have physical office space and are in the midst of securing a permanent office location to carry out our operations. To date we have been utilizing home office space of our Chief Financial Officer to carry out day to day operations.

On July 20, 2020 Mr. Yip Hoi Hing Peter was appointed Chief Executive Officer, President and Director of the Company.

On August 25, 2020, Global Leaders Corporation, a Nevada company, acquired 100% of the equity interests of Global Leaders Corporation, an Anguilla company (“GLC Anguilla”), in consideration of $200 (U.S. Dollars). Our Chief Executive Officer, Mr. Yip Hoi Hing Peter, was the beneficiary of the $200 (U.S. Dollars). Global Leaders Corporation, a Nevada company, now owns 100% of Global Leaders Corporation, an Anguilla company.

On August 25, 2020, Global Leaders Corporation, an Anguilla company, our wholly owned subsidiary, acquired 100% of the equity interests of Global Leaders Academy Limited (“GLA”), a Hong Kong company, in consideration of $1 (Hong Kong Dollars). Our current Chief Executive Officer, Mr. Yip Hoi Hing Peter, was the beneficiary of the $1 (Hong Kong Dollars).

On September 1, 2020 Ms. Yip Man Chin Rosa was appointed Chief Financial Officer, Secretary, Treasurer and Director to the Company.

On September 1, 2020 Mr. Cheung Yiu Chung Bruce was appointed Chief Business Officer, and Director to the Company.

On June 4, 2021, Ms. Rosa Yip resigned from the positions of Chief Financial Officer, Secretary, Treasurer and Director of the Company, and Mr. Peter Yip was appointed as the Company’s Chief Financial Officer, Secretary and Treasurer.

On June 22, 2021, Mr. Bruce Cheung resigned as Chief Business Officer and Director of the Company.

On June 22, 2021, Mr. Peter Yip resigned as Chief Executive Officer, and Mr. Leung Chi Chung Michael (“Mr. Michael Leung”) was appointed as Chief Executive Officer and Director of the Company.

On September 23, 2021, Mr. Michael Leung resigned as Chief Executive Officer and Director of the Company, and Mr. Peter Yip was appointed as Chief Executive Officer.

On May 1, 2022, GLC Anguilla sold its entire 100% interest in GLA to an unrelated party due to continuing losses incurred by GLA.

Mr. Peter Yip currently holds the positions of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company, respectively.

The Company’s principal mailing address is relocated from Unit 512, InnoCentre, 72 Tat Chee Avenue, Kowloon Tong, Hong Kong to Units 2613-18, 26/F., Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong effective December 16, 2022.

Stock Issuances

On August 25, 2020, we issued a total of 60,000,000 shares of our common stock to CSG Group Holdings Limited and CS Global Consultancy Limited collectively, in consideration of $6,000 or $0.0001 per share. Both of the aforementioned entities are owned and controlled by our Chief Executive Officer, Mr. Yip Hoi Hing Peter.

On August 25, 2020, we issued 30,100,000 shares of our common stock to our Chief Executive Officer, President, and Director, Mr. Yip Hoi Hing Peter, in consideration of $3,010, or $0.0001 per share.

On September 23, 2020, we issued 10,000 shares of our common stock to our Chief Business Officer and Director, Cheung Yiu Chung Bruce, in consideration of $2,000 or $0.20 per share.

On September 28, 2020, we issued 7,500 shares of our common stock to our Chief Financial Officer, Secretary, Treasurer and Director, Ms. Yip Man Chin Rosa, in consideration of $1,500 or $0.20 per share.

On September 28, 2020, we issued 250,000 shares of our common stock to Ms. Law Mo Ching, the wife of our Chief Executive Officer, in consideration of $50,000, or $0.2 per share.

On September 29, 2020, we issued 15,000,000 shares of our common stock to Ms. Law Mo Ching, the wife of our Chief Executive Officer, in consideration of $1,500, or $0.0001 per share.

The Company issued and sold 12,500 restricted shares of its common stock to each of investors, Kay Tak Mei and Kay Kin Mei on June 25, and June 30, 2021, respectively in a private placement at $10,000 each or $0.8 per share.

On August 5 and August 13, 2021, the Company issued and sold 12,500 restricted shares of its common stock to each of investors, Yip Kwong Kan and Lui Yik Kwan Eric, respectively in a private placement at $10,000 each or $0.8 per share.

On September 6, 2021, the Company issued and sold 62,500 restricted shares of its common stock to CiOT Inno-Tech Co. Limited in a private placement at $50,000 or $0.8 per share.

During the year ended October 31, 2022, the Company did not issue any shares of Common Stock.

As of October 31, 2022, we had 153,726,000 shares of our Common Stock par value, $.0001 issued and outstanding. There were 56 beneficial owners of our Common Stock.

In November 2022, the Company sold 668,750 shares of restricted Common Stock to eighteen individuals in a private placement at a price of $0.80 per share, for total proceeds of $535,000.

Mr. Yip Hoi Hing Peter (“Mr. Peter Yip”), Chief Executive Officer, Chief Financial Officer and Director of the Company is a shareholder of the Company. At October 31, 2022, Mr. Peter Yip beneficially owns 68.54% of the common stock of the Company, comprised of his individual ownership of Common Stock of 30,100,000 shares, as well as 30,000,000 shares held by each of CSG Group Holdings Limited and CS Global Consultancy Limited, which are both controlled entirely by Mr. Yip Hoi Hing Peter, and 15,250,000 shares of Common Stock owned by his wife Ms. Law Mo Ching.

After the issuance of 668,750 shares of Common Stock in November 2022, Mr. Peter Yip’s beneficial shareholding ownership changed from 68.54% to 68.23%, respectively.

As of the date of this filing, we have 154,394,750 shares of Common Stock issued and outstanding and no shares of Preferred Stock are issued and outstanding.

In regards to all of the above transactions we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

All of the above monies that we have generated from the aforementioned sales of shares have gone to the Company to be used as general working capital.

Business Information

We, Global Leaders Corporation, are a company focused on providing consultancy services to management executives of small and medium enterprises and startup companies in Hong Kong. We aspire to assist our clients in creating high-performance management teams while simultaneously improving the mindset of our clients’ management executives. Through our professional and customized consultancy services, we also seek to improve our clients’ management efficiency, as well as analyze and improve upon their workplace culture.

Although the exact details of our consultancy services vary based upon the needs and aspirations of our clients, the method through which we evaluate and implement our services follows a three-stage formula: 1) Diagnosis Stage; 2) Execution of Solutions Stage; and 3) Follow-up Stage.

1)	Diagnosis Stage

During the initial diagnosis stage, in order to provide tailor-made solutions to our clients, we conduct interviews and meetings with our clients’ management executives, which can be conducted face-to-face or online. Our face-to-face meetings are normally held at the clients’ office, and if our discussions are conducted online, we will use a platform of our clients’ choice. The interviews and meetings, which are based more on discussion rather than standardized questions, help us to understand and analyze the client company’s culture and management style. Our goal during the diagnosis stage is to gain a better understanding of the client companies as a whole and to identify any critical problems and challenges, internally or externally, our clients are facing.

Subsequently, we prepare a diagnosis report, in which we analyze the client’s business strategies and identify any perceived gaps in their talents and capabilities. In this report, we also provide solutions that are tailor-made for our clients to overcome their challenges, which includes follow up workshops, personal management training and meetings. In providing this information, we provide an experienced, third-party perspective in order to provide blueprints for the Company’s future development by providing what we believe to be the right direction for increased performance, improved management mindset, and a more robust company culture.

Under normal circumstances, we conduct approximately three rounds of interviews and meetings, and it takes approximately one to three months to complete the diagnosis stage. This may vary based upon the specifics of each client.

2)	Execution of Solutions Stage

After the presentation of our diagnosis report to our clients there is a period of review where we follow up with any questions/comments they may have and ultimately work towards providing follow up services, as delineated in each individualized diagnosis report. Upon reaching an agreement with the client for these services, we execute the recommendations as advised in the diagnosis report. Typically, this will be performed through workshops and training that will be conducted by our outsourced management trainers and/or our staff.

To better facilitate the effectiveness of the workshop, the workshop will usually consist of two main parts: i) Pre-workshop questionnaire; and ii) Half-day workshop.

i)	Pre-Workshop Questionnaire

All participants must complete a questionnaire, which will be customized based on the needs/goals of each client, prior to the workshop itself. The purpose of the questionnaire is to gather the opinions, and gain a greater understanding, of the workshop participants. This will primarily be focused upon, but not exclusively pertain to, their management mindsets and current company culture. Through this information, our outsourced trainers and/or staff are better able to prepare for the workshop and can hone in on the specific training needs of each client.

ii)	Half-Day Workshop

Our half-day workshops, comparable to our meetings during the diagnosis stage, can be conducted at the workplace of our client or through an online communication platform of their choice. The goal of the tailor-made workshop is to engage participants in discussion of different aspects of their business, which includes, but is not strictly limited to, the identification of corporate challenges, strategic review, identification of company and management capabilities, talent matching and departmental applications. The overall content of the workshop will be fine-tuned based on the feedback gathered in the previous questionnaire conducted before the workshop. Although we anticipate that each workshop will take place over half a business day, this may be longer or shorter depending on the specific needs of each client.

3)	Follow-up stage

Following the completion of training workshops, we maintain ongoing engagement with clients through regular meetings with participants and management. These follow-ups provide continuous guidance, enabling clients to identify successes, address challenges, and optimize their training outcomes.

In response to the growing importance of sustainability, the Company has initiated a comprehensive range of ESG and Sustainability programs and solutions tailored to the needs of small and medium-sized enterprises (SMEs) in Hong Kong and the Greater Bay Area, beginning in the fourth quarter of 2023.

Management Trainers and Corporate Partners

In order to execute our consultancy solutions, we partner with management trainers for the preparation and delivery of workshops to our clients. The management trainers are identified and selected after the initial engagement of a client, whereupon we are able to determine what skill set/experience would be necessary in order to most competently provide management training and workshops to clients. In an ideal scenario, we hope to identify and engage management trainers with specific experiences in the same industry as a client. Currently, management trainers are identified through the personal and professional relationships of our executive team, and we do not presently have any other method of identification. All management trainers are engaged under a trainer’s agreement.

To facilitate the implementation of Environmental, Social, and Governance (ESG) and sustainability programs and solutions tailored to the needs of small and medium-sized enterprises (SMEs), we forge strategic partnerships with corporate entities to co-create and deliver relevant content.

The material terms included in our agreement with our Management Trainers pertain to preparing for workshops and delivery of a program to facilitate services for our clients. Management Trainers will be paid within 30 days upon presentation of an invoice. Currently GLC has engaged one management trainer, but management currently holds a pool of ten candidates that may be engaged in the future. The candidates have a wide range of capabilities in fields such as Fintech, digital transformation, change management, human resource planning, sales and marketing, culture development, knowledge management, etc. Management believes that the competition to recruit and maintain management trainers is not significant enough to pose an impediment to the company’s operations, but there can be no definitive assurances that this is the case. As the current Management Trainer candidates identified by the Company are personal acquaintances of Mr. Yip Hoi Hing Peter, and engaged on a freelance basis, the company does not anticipate any issues regarding their availability on a need be basis.

After engagement by a client, and identification of a suitable management trainer, we will enter into a service contract with the client which includes the following salient terms and conditions:

1.	Scope of Services:	Our standard contract defining the scope services to be agreed and rendered for our clients.

2.	Our Obligations:	During the engagement period, we are obligated to 1) have meetings with management team members and provide a diagnosis report containing the recommendation and solutions to be taken by the client; 2) execute the solutions accordingly by a qualified trainer; and 3) provide follow-up meetings.

3.	Fees and Payment:

Our consultancy fees are project-based, meaning that the fees depend on the level of complexity and the estimated man hours to be spent on each project. After negotiation, this amount must be agreed by both the client and the consultant prior to engagement. The payment terms for the consultancy services follow two models, determined by the preference of the client:

a.	50% of the total fee will be due within 10 days after completion of the workshop; and the remainder shall be due within 10 days after completion of follow-up meeting.

b.	30% of the total fee due upon engagement; 40% of the total fee due within seven calendar days upon completion of diagnosis report; and the final 30% of the total fee due upon completion of workshop.

4.	Term of Service:	Typically, the standard contract terms are based upon mutual agreed terms and conditions between the consultant and clients. The Company recognizes revenues when its clients obtain control of promised services, in an amount that reflects the consideration the Company expects to receive in exchange for those services.

Our targeted clients include small and medium sized enterprises and startup companies in Hong Kong. We believe that clients will retain us because of our industry expertise and capabilities in highly specialized areas, as well as our executive team’s reputation for successfully meeting our clients’ needs.

Marketing

In order to enhance our market reach, we are initiating a strategic partnership with a team of experienced sales and marketing professionals, effective the fourth quarter of 2023. This collaboration should enable us to leverage their expertise and proven methodologies to execute a comprehensive marketing plan, encompassing both existing and prospective client engagement initiatives. The selection of our marketing partners will be contingent upon their demonstrated qualifications, hands-on experience, and established networks, ensuring that our outreach efforts are targeted, effective, and aligned with our overall business objectives.

Employees

Other than our officers and director, we currently have no other significant employees.

Business Plans

The Company embarked on a strategic initiative to identify and collaborate with promising companies in the business and human resources sectors in Q1 2023.

The Company has forged a partnership with trainers and consultants in Hong Kong to deliver corporate training and consulting services across Hong Kong and the Greater Bay Area. Key aspects of this agreement include:

-	the Company will actively engage in client acquisition and recommend suitable trainers or consultants for corporate training and consulting projects, and
-	the Company will generate revenue from clients and remunerate trainers or consultants at a daily rate ranging from $1,600 to $2,000.
-	Projected annual revenue: up to $250,000.

The Company also partnered with the Greater Bay Area Sustainability Institute Limited (“GBASI”) on October 16, 2023, to introduce ESG and Sustainability programs and solutions for small and medium-sized enterprises (“SMEs”) in Hong Kong and the Greater Bay Area. The partnership highlights include:

-	the Company will provide clients to GBASI for the implementation of ESG and Sustainability Programs, and
-	the Company will receive a business referral fee of 30% of the invoice value for each successful client referral.
-	Projected annual sales revenue: up to $600,000.
-	Contract duration: 1 year, from October 16, 2023, to October 30, 2024.

Further expanding its portfolio of services, the Company has signed a partnership agreement with Global Panda Group Limited (“GPG”) on November 1, 2023, to introduce advisory solutions for start-ups and SMEs in Hong Kong. The agreement’s key points are:

-	the Company will connect clients in need of advisory solutions for start-ups and SMEs with GPG, and
-	the Company will receive a business referral fee of 20% of the invoice value for each successful client referral.
-	Projected annual sales revenue: up to $600,000.
-	Contract duration: 1 year, from November 1, 2023, to October 30, 2024.

The Company generated revenue from July to October 2023. In anticipation of increasing business growth in 2024, the Company plans to recruit several full-time employees in the next couple of months.

Regulations Related to our Business Operations in Hong Kong

Business registration requirement

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD 100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO, is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Regulations related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Capital gains tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares.

Profits tax

Trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HKD 2,000,000 and 16.5% on any part of assessable profits over HKD 2,000,000 on corporations from the year of assessment commencing on or after 1 April 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD 5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Employees

Other than our officers and director, we currently have no other significant employees.

Reports to Security Holders

You may read and copy any materials the Company files with the Commission in the Commission’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Risk Factors

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Our operations are currently based primarily in Hong Kong and we intend to continue to carry out our operations in the Asia-Pacific region. U.S. regulators, such as, but not limited to, the Department of Justice, the SEC, PCAOB, and other authorities would likely incur difficulties in any potential investigations or inspections into our business given the location of our operations in Hong Kong, the PRC, and surrounding Asia regions.

We are a Nevada corporation, however most of our assets and operations are, and will be, located outside of the United States, specifically in Hong Kong.

As a result, it may be difficult for US Regulators of all kinds to investigate or carry out inspections, of any kind, into or regarding our operations due to the complex relationships between and among the United States, Hong Kong, and the PRC. There are also logistical issues with enforcing any actions on Companies that operate overseas. There would likely be varying issues of jurisdiction, notwithstanding the historically complex relationships among the PRC and United States, or between other nations and the United States. There is also uncertainty as to whether the courts of Hong Kong, the PRC or any other Asian countries, would recognize or enforce judgments of U.S. courts or US Regulators overseas within their own jurisdictions. These factors all create a risk that should be considered before investing in our Company.

If Mr. Yip Hoi Hing Peter, our sole officer and director leaves the Company prior to securing a suitable replacement, we will be left without management and our business operations might need to be suspended or cease entirely all together.

Our success is largely dependent on the continued contributions by our Chief Executive Officer, Chief Financial Officer and sole director, Mr. Yip Hoi Hing Peter, who is responsible for making corporate decisions which have significant impact on our operations. We rely on his expertise in business operations when we are developing our businesses.

If Mr. Yip Hoi Hing Peter cannot serve the Company or is no longer willing to do so, the Company may not be able to find alternatives in a timely manner or at all. This would likely result in a severe damage to our business operations and would have an adverse material impact on our financial position and operating results. To continue as a viable operation, the Company may have to recruit and train replacement personnel at a higher cost. Additionally, if Mr. Yip Hoi Hing Peter joins our competitors or develops similar businesses which are in competition with the Company, our business may also be negatively impacted.

Our future success depends on our ability to attract and retain qualified long-term staff to fill management, technology, sales, marketing, and customer services positions. We have a great need for qualified talent, but we may not be successful in attracting, hiring, developing, and retaining the talent required for our success.

We will require additional funds in the future to achieve our current business strategy and an inability to obtain funding may cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our product line, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

The requirements of remaining a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting. Any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our second filing of an Annual Report on Form 10-K with the SEC after we become a public company. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. However, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our first annual report required to be filed with the SEC following the date we are no longer an EGC. At such time as we are required to obtain auditor attestation, if we then have a material weakness, we would receive an adverse opinion regarding our internal control over financial reporting from our independent registered accounting firm.

To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, including through hiring additional financial and accounting personnel, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. During our evaluation of our internal control, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of shares of our common stock could decline. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We have no experience as a public company. Our inability to successfully operate as a public company could cause investors to lose their entire investment.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of investors losing their entire investment.

We may be subject to government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., employment ordinance, inland revenue ordinance, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts and further restrictions within the United States and other jurisdictions outside the United States. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

Implementation of consultancy services may subject us to additional risks.

We face substantial risks and uncertainties associated with our implementation of consultancy services, particularly in instances where the markets are not fully developed to accommodate such services. In developing and marketing new services, we may need to invest significant time and resources and we cannot assure you whether improving our technology and data capabilities will be successful or sufficient to offset the costs incurred to offer such services. Initial timetables for the introduction and development of such services may not be achieved and price and profitability targets may not prove feasible. We cannot predict whether such services will be well-received by our clients. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of such services. Failure to successfully manage these risks in the development and implementation of such services could have a material adverse effect on our business, results of operations and financial condition.

Our business may face risks of fee non-payment, clients may seek to renegotiate existing fees and contract arrangements, and clients may not accept price increases, which could result in loss of clients, fee write-offs, reduced revenues and decreased profitability.

In some cases, our business is engaged by certain clients who are experiencing or anticipate experiencing financial distress or are facing complex challenges, are engaged in litigation or regulatory or judicial proceedings, or are facing foreclosure of collateral or liquidation of assets. This may be true in light of general economic conditions; lingering effects of past economic slowdowns or recession caused by the novel coronavirus (“COVID-19”); or business- or operations-specific reasons. Such clients may not have sufficient funds to continue operations or to pay for our services. We may not receive retainers before we begin performing services on a client’s behalf in connection with a significant number of engagements in our services. In the cases where we have received retainers, we cannot assure the retainers will adequately cover our fees for the services we perform on behalf of these clients. With respect to bankruptcy cases, bankruptcy courts have the discretion to require us to return all, or a portion of, our fees.

We may receive requests to discount our fees for our services and to agree to contract terms relative to the scope of services and other terms that may limit the size of an engagement or our ability to pass through costs. We consider these requests on a case-by-case basis. We may routinely receive these types of requests and expect this to continue in the future. In addition, our clients and prospective clients may not accept rate increases that we put into effect or plan to implement in the future. Fee discounts, pressure not to increase or even decrease our rates, and less advantageous contract terms could result in the loss of clients, lower revenues and operating income, higher costs and less profitable engagements. More discounts or write-offs than we expect in any period would have a negative impact on our results of operations. There is no assurance that significant client engagements will be renewed or replaced in a timely manner or at all, or that they will generate the same volume of work or revenues or be as profitable as past engagements.

American investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. Most of our operations will be conducted in Hong Kong and other Asian Countries. In addition, our officers and directors are nationals and residents of a country other than the United States. All of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officer and director, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

The JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Our business operations have been, and may continue to be, materially and adversely affected by the outbreak of the Coronavirus (“COVID-19”).

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred as “COVID-19” emerged in late 2019 and has spread globally. COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the COVID-19 outbreak as a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020.

Our clients as well as revenues generation are mainly from Hong Kong. The epidemic has resulted in social-distancing restrictions, travel restrictions, and the temporary closure of stores and facilities in Hong Kong during the past few months. The negative impacts of the COVID-19 outbreak on our business include:

-	The uncertain economic conditions may refrain clients from engaging our consultancy services.

-	Quarantines impeded our ability to contact existing and new clients. Travel restrictions limited other parties’ ability to visit and meet us in person. Although most communication could be achieved via conference calls, this form of remote communication could be less effective in building trust and communicating with existing and new clients.

-	The operations of our clients have been and could continue to be negatively impacted by the epidemic, which may in turn adversely impact their business performance, and result in a decreased demand for our all line of services.

The above adverse impacts might be mitigated, as quarantines across Hong Kong have been largely lifted as of late March and the Hong Kong government has rolled out an array of favorable fiscal measures. We are unable to accurately predict the impact that the COVID-19 will have due to various uncertainties, including the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak globally, and effectiveness of the actions that may be taken by governmental authorities.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

The offering price of the shares should not be used as an indicator of the future market price of the shares. Therefore, the offering price bears no relationship to the actual value of the Company and may make our shares difficult to sell

Since our shares are not listed or quoted on any exchange or quotation system, the offering price for the sale of the shares of common stock by the Company was determined arbitrarily by management. The facts considered in determining the offering price were our financial condition and prospects, our current operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the shares.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, investors may be unable to liquidate their investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time, we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Management’s discussion and analysis of financial condition and results of operation

The following information should be read in conjunction with (i) the financial statements of Global Leaders Corp., a Nevada corporation, and the notes thereto appearing elsewhere in this Form 10-Q/A together with (ii) the more detailed business information and the October 31, 2021 audited financial statements and related notes included in the Company’s most recent Annual Report on Form 10-K for the year ended October 31, 2021 filed with the SEC on January 28, 2022. Statements in this section and elsewhere in this Form 10-Q/A that are not statements of historical or current fact constitute “forward-looking” statements.

OVERVIEW

Global Leaders Corp. (the “Company” or “we”) was incorporated in the State of Nevada on July 20, 2020 and has a fiscal year end of October 31.

On July 20, 2020 Mr. Yip Hoi Hing Peter was appointed Chief Executive Officer, President and Director of the Company.

On August 25, 2020, Global Leaders Corporation, a Nevada company, acquired 100% of the equity interests of Global Leaders Corporation, an Anguilla company, in consideration of $200 (U.S. Dollars). Our Chief Executive Officer, Mr. Yip Hoi Hing Peter, was the beneficiary of the $200 (U.S. Dollars). Global Leaders Corporation, a Nevada company, now owns 100% of Global Leaders Corporation, an Anguilla company.

On August 25, 2020, Global Leaders Corporation, an Anguilla company, our wholly owned subsidiary, acquired 100% of the equity interests of GLA, a Hong Kong company, in consideration of $1 (Hong Kong Dollars). Our current Chief Executive Officer, Mr. Yip Hoi Hing Peter, was the beneficiary of the $1 (Hong Kong Dollars).

On September 1, 2020 Ms. Yip Man Chin Rosa was appointed Chief Financial Officer, Secretary, Treasurer and Director to the Company.

On September 1, 2020 Mr. Cheung Yiu Chung Bruce was appointed Chief Business Officer, and Director to the Company.

On June 4, 2021, Ms. Rosa Yip resigned from the positions of Chief Financial Officer, Secretary, Treasurer and Director of the Company, and Mr. Peter Yip was appointed as the Company’s Chief Financial Officer, Secretary and Treasurer.

On June 22, 2021, Mr. Bruce Cheung resigned as Chief Business Officer and Director of the Company.

On June 22, 2021, Mr. Peter Yip resigned as Chief Executive Officer, and Mr. Leung Chi Chung Michael (“Mr. Michael Leung”) was appointed as Chief Executive Officer and Director of the Company.

On September 23, 2021, Mr. Michael Leung resigned as Chief Executive Officer and Director of the Company, and Mr. Peter Yip was appointed as Chief Executive Officer.

On May 1, 2022, GLC Anguilla sold its entire 100% interest in GLA to an unrelated party due to continuing losses incurred by GLA.

Mr. Peter Yip currently holds the positions of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company, respectively.

Going Concern

For the nine months ended July 31, 2022, the Company incurred a net loss of $75,321 and used cash in operations of $158,860.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that these financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s October 31, 2021, financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

At July 31, 2022, our cash balance was $6,508 . Management estimates that the current funds on hand will be sufficient to continue operations through the next three months. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to implement its business plans and continue receiving financial support from its officers and shareholders. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

CRITICAL ACCOUNTING POLICIES

Use of estimates

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets, and revenues and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

The Company recognizes revenues when its customer obtains control of promised services, in an amount that reflects the consideration the Company expects to receive in exchange for those services. The Company recognizes revenue following the five-step model prescribed by Accounting Standards Codification (ASC) 606, “Revenue from Contracts”.

RECENT ACCOUNTING PRONOUNCEMENTS

Refer to Note 1 in the accompanying condensed consolidated financial statements.

PLAN OF OPERATION

We started our business in 2020 and have a limited operating history. Our business commenced in 2020 and we intend to continue to expand the scope and geographic reach of our services by extending our coverage to service more clients in different regions. Such plans are based on current intentions and assumptions. Our expansion plan may be hindered by factors beyond our control, such as general market conditions, our ability to attract qualified employees, government policies relevant to our industry, our ability to maintain our existing competitive advantages and new market entrants. For example, there may be ownership restrictions in new jurisdictions where we intend to expand. In order for us to operate as a management consultancy services provider in these jurisdictions, we may be required to identify suitable local partners in order to enter into such new markets. If we are unable to successfully implement our growth strategy, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our anticipated future growth will likely place significant demand on our management and operational efficiency. Our success in managing our growth will depend, to a significant degree, on our ability to attract more new clients and retain existing clients and launch new services, and successfully monetize them, to increase our revenue. In addition, we will have to successfully adapt our existing services to changing industry and user conditions, and expand, train and manage our employees. The market in which we operate is highly dynamic and may not develop as expected. Our clients may not fully understand the value of our services and potential clients and candidates may have difficulty distinguishing our services from those of our competitors. If we are unable to manage our operations properly and prudently as we continue to grow in this dynamic and evolving market, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be severely harmed, which would materially and adversely affect our business, financial condition, and results of operations.

Results of Operations

Three Months Ended July 31, 2022

No service revenue and cost of service revenue were recorded for the three months ended July 31, 2022.

For the three months ended July 31, 2022, general and administrative expense was $32,019.

Nine Months Ended July 31, 2022

No service revenue and cost of service revenue were recorded for the nine months ended July 31, 2022.

For the nine months ended July 31, 2022, general and administrative expense was $71,905.

Liquidity and Capital Resources

At July 31, 2022, our cash balance was $6,508. Management estimates that the current funds on hand will be sufficient to continue operations through the next three months. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing. We do not have any financing arrangement and we cannot provide investors with any assurance that we will be able to raise sufficient funding to fund our operations and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our Common Stock or any other form of additional financing.

Employees

Other than our officers and directors, we currently have no other significant employees.

Properties

Our current business office is located at Units 2613-18, 26/F., Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong. The office space is provided by the Chief Executive Officer at no charge.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of July 31, 2023  , the number of shares of Common Stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 153,726,000 shares of our Common Stock issued and outstanding as of October 31, 2022. We do not have any outstanding warrant, options, or other securities exercisable for or convertible into shares of our Common Stock.

Name of Beneficial Owner	Number of Common Stock Owned	Percentage of Ownership

Yip Hoi Hing Peter (Chief Executive Officer, Chief Financial Officer, President and Director) (1)	105,350,000	68.54%
Yip Sau Fong (2)	10,000,000	6.51%
Yip Sau Fan Fanny (2)	10,000,000	6.51%
Greenpro Venture Capital Limited (3)	9,000,000	5.85%
Lee Chong Kuang (4)	8,000,000	5.20%

(1)	Mr. Yip Hoi Hing Peter’s ownership comprises his individual ownership of Common Stock of 30,100,000 shares as well as 30,000,000 shares held by each of CSG Group Holdings Limited and CS Global Consultancy Limited, which are both controlled entirely by Mr. Yip Hoi Hing Peter, and the 15,250,000 shares of Common Stock owned by his wife Ms. Law Mo Ching.

(2)	Ms. Yip Sau Fong and Ms. Yip Sau Fan Fanny are sisters to our Chief Executive Officer, Mr. Yip Hoi Hing Peter.

(3)	Greenpro Venture Capital Limited is owned and controlled entirely by Greenpro Capital Corp. or “GRNQ,” a NASDAQ listed Company.

(4)	Mr. Lee Chong Kuang is Chief Executive Officer and Director of Greenpro Capital Corp.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any date.

Directors and Executive Officers, Promoters and Control Persons

Our executive officer’s and director’s and their respective ages as of the date hereof are as follows:

NAME	AGE	POSITION
Yip Hoi Hing Peter	65	President, Chief Executive Officer, Chief Financial Officer, Chairman of Board of Directors

The executive officer and director named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Set forth below is a brief description of the background and business experience of our executive officer and director.

Yip Hoi Hing Peter, 65, is the President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of the Company. Mr. Yip graduated from banking in Association of Chartered Institute of Bankers London and Master of Business Administration degree in Hong Kong Polytechnic University, Mr. Yip has held various senior positions in ABN AMRO, Standard Chartered Bank, JPMorgan Chase and CSG Group Holdings Limited in the last 30+ years. He was the regional training manager in ABN AMRO from 1982 to 1992, spearheading the training function in Asia Pacific region. In 1993, he took up the position of Regional Training Consultant in Standard Chartered Bank to develop corporate bankers’ relationship management competencies. From 1994 to 2003, Mr. Yip was the Head of Learning & Development, North Asia in JPMorgan Chase, specializing in organizational integration, leadership alignment, change management, culture development, performance management and feedback management. After 20 years’ career in banking, Mr. Yip started his entrepreneurship as the Founder & CEO of CSG Group Holdings Limited in 2003. In the last 19 years, he has set up a diversified business in Asia Pacific, ranging from market research, business consulting to corporate advisory. Mr. Yip brings to the board of directors his business leadership, corporate strategy, and talent development expertise.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (though the Company may have a plan to list on the NASDAQ Global Market later). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by our director and us regarding to our director’s business and personal activities and relationships as they may relate to us and our management.

CERTAIN LEGAL PROCEEDINGS

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Other than our officers and director, we currently have no other significant employees.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Specific due dates for these reports have been established and the Company is required to report in this report any failure to file by these dates.

All filing requirements were satisfied by the Company’s Officers, Directors, and ten-percent holders.

In making these statements, we have relied on the written representation of our Directors and Officers or copies of the reports that they have filed with the Commission.

CODE OF ETHICS

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

SHAREHOLDER PROPOSALS

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

Legal Proceedings Involving Directors and Executive Officers

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) ;

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; Or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by our Chief Executive Officer and Chief Financial Officer in the fiscal years ended October 31, 2022, and 2021:

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Compensation ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yip Hoi Hing Peter (1)	2022	-	-	-	-	-	-	-	$-

Yip Hoi Hing Peter (1)	2021	-	-	-	-	-	-	-	$-

(1) On July 20, 2020, Mr. Yip Hoi Hing Peter (“Mr. Peter Yip”) was appointed Chief Executive Officer, President and Director of the Company. Mr. Peter Yip currently holds the positions of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company, respectively.

None of our directors have received monetary compensation since our inception to the date of this Annual Report on Form 10-K/A. We currently do not pay any compensation to our directors serving on our Board of Directors.

STOCK OPTION GRANTS

We have not granted any stock options to our executive officers since our incorporation.

EMPLOYMENT AGREEMENTS

We do not have an employment or consulting agreement with any officers or Directors.

DIRECTOR’S COMPENSATION

The following table sets forth directors’ compensation as of October 31, 2022 (2021: Nil).

Name	Salary ($)	Bonus ($)	Stock Compensation ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Yip Hoi Hing Peter (1)	-	-	-	-	-	-	-	$-

(1) On July 20, 2020, Mr. Yip Hoi Hing Peter (“Mr. Peter Yip”) was appointed Chief Executive Officer, President and Director of the Company. Mr. Peter Yip currently holds the positions of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company, respectively.

COMPENSATION DISCUSSION AND ANALYSIS

DIRECTOR COMPENSATION

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

EXECUTIVE COMPENSATION PHILOSOPHY

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of Common Stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

INCENTIVE BONUS

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

LONG-TERM, STOCK BASED COMPENSATION

To attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

Transactions with related persons, promoters and certain control persons

Related Party Transactions

Mr. Peter Yip, CEO, is 19.50% shareholder in the Company. In addition, two companies owned by Mr. Peter Yip, CS Global Consultancy Limited (“CS Global”) and CSG Group Holdings Limited (“CSG Group”), are each 19.43% shareholders in the Company.

In November 2022, the Company entered into two contracts with CS Global that have a term from November 1, 2022 to October 31, 2023. In the first contract, CS Global provides management services, as defined, to the Company for a monthly fee of $10,000 per month. In the second contract, CS Global provides monthly services, including office usage and manpower support as defined, to the Company for a monthly fee of approximately $24,000 (HK$187,200) per month. The Company also agreed to pay CS Global a one-time non-refundable fee of approximately $80,000 (HK$624,000) associated with the execution of the contracts. As the fee is non-refundable, and is not expected to have alternative future use, the $80,000 was expensed during the nine months ended July 31, 2023.

For the three months ended July 31, 2023, fees paid to CS Global totaled $101,435 consisting of management fees of $29,834 and office usage and manpower support of $71,601.

For the nine months ended July 31, 2023, fees paid to CS Global totaled $336,828 consisting of management fees of $89,621, other office usage and manpower support of $167,207, and the one-time fee of $80,000.

For the three and nine months ended July 31, 2022, the Company did not incur any fees to CS Global.

As of July 31, 2023 and October 31, 2022, the Company owed Mr. Peter Yip $6,329 and $56,297, respectively, for advances made to the Company for operations. The advances are due on demand, are unsecured, and are non-interest bearing.

Greenpro Capital Corp., through its wholly owned subsidiaries (collectively “Greenpro”), is a 5.83% shareholder in the Company. In addition, three executives of Greenpro are collectively 10.36% shareholders in the Company.

For the three months ended July 31, 2023, the Company incurred total fees to Greenpro of $9,522, consisting of accounting fees of $5,737 and company secretarial fees of $3,785, respectively.

For the nine months ended July 31, 2023, the Company incurred total fees to Greenpro of $28,029, including accounting fees of $22,549, administration fees of $640, advisory fees of $800 and company secretarial fees of $4,040, respectively.

During the three months ended July 31, 2022, the Company incurred total fees to Greenpro of $14,910, consisting of accounting fees of $12,469 and company secretarial fees of $2,441, respectively.

During the nine months ended July 31, 2022, the Company incurred total fees to Greenpro of $39,982, consisting of accounting fees of $37,540 and company secretarial fees of $2,442, respectively.

As of July 31, 2023 and October 31, 2022, the Company prepaid $1,914 and $0 of accounting fee to Greenpro, respectively.

Corporate Governance

Director Independence

None of our directors qualified as an “independent director” under the rules of NASDAQ, Marketplace Rule 4200(a).

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our nominating committee.

Legal Proceeding

None.

Market Price of and dividends on the registrant’s common equity and related shareholder matters

Market Information

Our common stock is not currently quoted or listed.

Globex Transfer, LLC  is the transfer and registrar agent for the Company.

Holders

As of July 31, 2023, we had approximately 74 shareholders of our common shares, including the shares held in street name by brokerage firm. The holders of common share are entitle to one vote for each share held for record on all matters submitted to a vote of shareholders. Holders of the common share have no pre-emptive rights and no right to convert their common share into any other securities. There are no redemption or sinking fund provisions applicable to the common share.

Dividends

We have not issued any dividends, and have no plans of paying cash dividends in the future.

Penny Stock Regulations

Our shares of common stock may be subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Recent Sales of Unregistered Securities

None.

Description of securities

The following is a summary description of our capital stock and certain provisions under the laws of the State of Nevada where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

Preferred Stock

The Company is authorized to issue 200,000,000 shares of Preferred Stock, $0.0001 par value per share.

As of July 31, 2023, the Company had no shares of Preferred Stock issued and outstanding.

Common Stock

The Company is authorized to issue 600,000,000 shares of Common Stock.

As of July 31, 2023, the Company had 154,394,750 shares of Common Stock issued and outstanding, par value $0.0001 per share.

We do not have any outstanding warrant, options, or other securities exercisable for or convertible into shares of our Common Stock.

Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Our Bylaws provide that we may indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, our Articles of Incorporation or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, our Articles of Incorporation or Bylaws. Our obligations of indemnification, if any, shall be conditioned on receiving prompt notice of the claim and the opportunity to settle and defend the claim. We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was our director, officer, employee or agent.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defence of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02 Unregistered Sales of Equity Securities.

None.

Item 5.01 Changes in Control of Registrant.

None.

Item 5.06 Change in Shell Company Status

Prior to the quarter ended July 31, 2023, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of an increase in operations and the realization of revenue, based on the service agreements we have entered into and attached hereto as Exhibits, we have ceased to be a shell company. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

PART I. FINANCIAL INFORMATION

ITEM 1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

GLOBAL LEADERS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JULY 31, 2023 AND OCTOBER 31, 2022

(Expressed in U.S. Dollars)

	July 31, 2023	October 31, 2022
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,581	$797
Accounts receivable	3,828	-
Prepaid expenses	2,999	2,041
Prepaid expense to related party	1,914	-
Total currents assets	14,322	2,838

TOTAL ASSETS	$14,322	$2,838

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued liabilities	$-	$10,000
Due to officer/principal shareholder	6,329	56,297
Total current liabilities	6,329	66,297

Commitments and Contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; no shares issued and outstanding at July 31, 2023 and October 31, 2022
Common Stock, $0.0001 par value, 600,000,000 shares authorized; 154,394,750 shares outstanding at July 31, 2023, and 153,726,000 shares outstanding at October 31, 2022	15,439	15,372
Additional paid in capital	1,424,320	889,387
Accumulated other comprehensive income	3,332	3,332
Accumulated deficit	(1,435,098)	(971,550)
Total stockholders’ equity (deficit)	7,993	(63,459)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$14,322	$2,838

See accompanying notes to the condensed consolidated financial statements.

GLOBAL LEADERS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND NINE MONTHS ENDED JULY 31, 2023 AND 2022

(Expressed in U.S. Dollars)

(Unaudited)

	Three months ended July 31,		Nine months ended July 31,
	2023	2022	2023	2022
Revenues:
Service revenues	$3,828	$-	$3,828	$-
Total revenue	3,828	-	3,828	-

Operating expenses:
General and administrative-related parties	110,957	14,910	364,857	39,982
General and administrative-other	25,714	17,109	102,519	31,923
Total operating expenses	136,671	32,019	467,376	71,905

Loss from continuing operations	(132,843)	(32,019)	(463,548)	(71,905)

Discontinued operations:
Loss from discontinued operations	-	(166)	-	(1,959)
Loss on sale of discontinued operations	-	(1,457)	-	(1,457)
Discontinued operations	-	(1,623)	-	(3,416)

Net loss	(132,843)	(33,642)	(463,548)	(75,321)
Other comprehensive income:
-Foreign currency translation income	-	57	-	3,173
Comprehensive loss	$(132,843)	$(33,585)	$(463,548)	$(72,148)

Basic and diluted net loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average number of shares outstanding	154,394,750	153,726,000	154,355,393	153,726,000

See accompanying notes to the condensed consolidated financial statements.

GLOBAL LEADERS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND NINE MONTHS ENDED JULY 31, 2023 AND 2022

(Expressed in U.S. Dollars)

Three months ended July 31, 2023 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Number	Amount	Capital	Income	Deficit	Equity
Balance, April 30, 2023 (Unaudited)	154,394,750	$15,439	$1,424,320	$3,332	$(1,302,255)	$140,836
Net loss	-	-	-	-	(132,843)	(132,843)
Balance, July 31, 2023 (Unaudited)	154,394,750	$15,439	$1,424,320	$3,332	$(1,435,098)	$7,993

Nine months ended July 31, 2023 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’ Equity’
	Number	Amount	Capital	Income	Deficit	(Deficit)
Balance, October 31, 2022	153,726,000	$15,372	$889,387	$3,332	$(971,550)	$(63,459)
Common Stock issued for cash in private placements	668,750	67	534,933	-	-	535,000
Net loss	-	-	-	-	(463,548)	(463,548)
Balance, July 31, 2023 (Unaudited)	154,394,750	$15,439	$1,424,320	$3,332	$(1,435,098)	$7,993

Three months ended July 31, 2022 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Number	Amount	Capital	Income	Deficit	Deficit
Balance, April 30, 2022 (Unaudited)	153,726,000	$15,372	$752,338	$3,275	$(903,908)	$(132,923)
Capital contribution due to forgiveness of debt from officer/principal shareholder	-	-	137,049	-	-	137,049
Foreign currency translation	-	-	-	57	-	57
Net loss	-	-	-	-	(33,642)	(33,642)
Balance, July 31, 2022 (Unaudited)	153,726,000	$15,372	$889,387	$3,332	$(937,550)	$(29,459)

Nine months ended July 31, 2022 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Number	Amount	Capital	Income	Deficit	Deficit
Balance, October 31, 2021	153,726,000	$15,372	$752,338	$159	$(862,229)	$(94,360)
Capital contribution due to forgiveness of debt from officer/principal shareholder	-	-	137,049	-	-	137,049
Foreign currency translation	-	-	-	3,173	-	3,173
Net loss	-	-	-	-	(75,321)	(75,321)
Balance, July 31, 2022 (Unaudited)	153,726,000	$15,372	$889,387	$3,332	$(937,550)	$(29,459)

See accompanying notes to the condensed consolidated financial statements.

GLOBAL LEADERS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JULY 31, 2023 AND 2022

(Expressed in U.S. Dollars)

(Unaudited)

	Nine months ended July 31,
	2023	2022

Cash Flows From Operating Activities
Net loss	$(463,548)	$(75,321)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from discontinued operations	-	1,959
Loss on sale of discontinued operations	-	1,457
Change in operating assets and liabilities:
Accounts receivable	(3,828)	-
Prepaid expenses	(958)	(2,917)
Prepaid expense to related party	(1,914)	-
Accrued liabilities and customer deposit	(10,000)	(11,863)
Accrued expense due to related party	-	(50,000)
Net cash used in operating activities - continuing operations	(480,248)	(136,685)
Net cash used in operating activities - discontinued operations	-	(22,175)
Net cash used in operating activities	(480,248)	(158,860)

Cash Flows From Investing Activities
Disposal of subsidiary, net of cash disposed of	-	(2,094)
Net cash used in investing activities - continuing operations	-	(2,094)

Cash Flows From Financing Activities
(Repayment to) advances from officer/principal shareholder	(49,968)	38,660
Proceeds from shares issued for cash in private placements	535,000	-
Net cash provided by financing activities - continuing operations	485,032	38,660
Net cash provided by financing activities - discontinued operations	-	114,444
Net cash provided by financing activities	485,032	153,104

Effect of exchange rate changes in cash and cash equivalents	-	2,536
Net change in cash and cash equivalents	4,784	(5,314)
Cash and cash equivalents, beginning of period	797	11,822

Cash and cash equivalents, ending of period	$5,581	$6,508

Supplementary Cash Flow Information
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Non-Cash Financing Activities:
Capital contribution due to forgiveness of debt from officer/principal shareholder	$-	$137,049

See accompanying notes to the condensed consolidated financial statements.

GLOBAL LEADERS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED JULY 31, 2023 AND 2022

(Expressed in U.S. Dollars)

(Unaudited)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business

Global Leaders Corporation, a Nevada corporation (the “Company”), was incorporated in the State of Nevada on July 20, 2020.

Mr. Yip Hoi Hing Peter (“Mr. Peter Yip”), founder of the Company, is Chief Executive Officer, President and sole director of the Company. The Company plans to develop professional consultancy services to management executives of small and medium enterprises in Hong Kong.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements as of and for the three and nine months ended July 31, 2023 and 2022, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the SEC. The consolidated balance sheet as of October 31, 2022, included herein was derived from the audited consolidated financial statements as of that date, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 7, 2023. These financial statements should be read in conjunction with that report.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been included. The results of operations for the interim periods presented are not necessarily indicative of the results of operations to be expected for the full fiscal year ending October 31, 2023.

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Global Leaders Corporation, a company incorporated in Anguilla. All intercompany balances and transactions have been eliminated in consolidation.

Going Concern

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, for the nine months ended July 31, 2023, the Company has generated limited revenue of $3,828, incurred a net loss of $463,548 and used cash in operating activities of $480,248. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that these financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s October 31, 2022, financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

At July 31, 2023, our cash balance was $5,581. Management estimates that the current funds on hand will be sufficient to continue operations through the next three months. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to implement its business plans and continue receiving financial support from its officers and shareholders. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

COVID-19

The COVID-19 pandemic has negatively impacted the global economy. The Company continues to monitor guidance from national and local public health authorities and has implemented health and safety precautions and protocols in response to such guidance.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates for the accruals of potential liabilities.

Revenue recognition

The Company recognizes revenues when its customer obtains control of promised services, in an amount that reflects the consideration the Company expects to receive in exchange for those services, following the guidance of Accounting Standards Codification (ASC) 606, “Revenue from Contracts with Customers”.

Cash and cash equivalents

Cash consists of funds on hand and held in bank accounts. Cash equivalents includes demand deposits placed with banks or other financial institutions and all highly liquid investments with original maturities of three months or less, including money market funds.

	As of July 31, 2023	As of October 31, 2022
	(Unaudited)
Cash and cash equivalents
Denominated in United States Dollars	$1,054	$217
Denominated in Hong Kong Dollars	4,527	580
Cash and cash equivalents	$5,581	$797

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. As of July 31, 2023, substantially all the Company’s cash was held by a major financial institution located in Hong Kong, which management believes is of high credit quality.

Fair value measurements

The Company follows the guidance of ASC 820-10, “Fair Value Measurements and Disclosures”, with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1 : Observable inputs such as quoted prices in active markets;

Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

The Company believes the carrying amount reported in the balance sheet for cash and cash equivalents, prepaid expenses and other current assets, accrued liabilities, due to officer/principal shareholder, and due from or due to a related party, approximate their fair values because of the short-term nature of these financial instruments.

Foreign currency translation

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying condensed consolidated financial statements have been expressed in US$. In addition, the Company’s operating subsidiary uses Hong Kong Dollars (“HK$”) as its functional currency and maintains its books and records in the reporting currency US$, respectively.

In general, for consolidation purposes, assets and liabilities of the Company’s subsidiaries whose functional currency is not the US$, are translated into US$ using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of a foreign subsidiary are recorded as a separate component of accumulated other comprehensive loss within stockholders’ equity.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the period:

	As of and for the nine months ended July 31,
	2023	2022
Period-end HK$ : US$1 exchange rate	7.80	7.85
Period-average HK$ : US$1 exchange rate	7.83	7.81

Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed like basic net loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive. As of July 31, 2023, the Company has no potentially dilutive securities, such as options or warrants, outstanding.

Concentrations

For the three and nine months ended July 31, 2023, one customer accounted for 100% of the Company’s revenue, and at June 30, 2023, 100% of its accounts receivable. The customer is also an unrelated vendor to the Company, and accounted for 8% and 4% of the Company’s total operating expenses for the three and nine months ended July 31, 2023, respectively.

For the three and nine months ended July 31, 2023, one related party vendor accounted for 74% and 72% of the Company’s total operating expenses, respectively. For the three and nine months ended July 31, 2022, one related party vendor accounted for 47% and 56% of the Company’s total operating expenses, respectively. No other vendors accounted for 10% or more of total operating expenses.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses – Measurement of Credit Losses on Financial Instruments (“ASC 326”). The standard significantly changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The standard is effective for the Company beginning on November 1, 2023. The adoption of ASU 2016-13 is not expected to have a material impact on the Company’s financial position, results of operations, and cash flows.

Other recent accounting pronouncements issued by the FASB, its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 - DISCONTINUED OPERATIONS

On May 1, 2022, GLC Anguilla sold its entire 100% interest in GLA to an unrelated party for HK$1 (approximately $0.13), due to continuing losses incurred by GLA.

GLA was deconsolidated effective May 1, 2022, and the Company does not have any continuing involvement in the operations of the disposed subsidiary. The disposal is accounted for as discontinued operations and, accordingly, all prior periods presented in the accompanying consolidated balance sheets, statements of operations and statements of cash flows have been adjusted to conform to this presentation; no adjustment has been made to the prior period consolidated balance sheet as a result of the disposal. As of July 31, 2023, only one subsidiary, GLC Anguilla was owned by the Company.

On May 1, 2022, before the disposal, GLA had net assets of $2,094 and net liabilities of $637. Contemporaneous with the sale of GLA, Mr. Peter Yip, sole director and principal shareholder of the Company, forgave liabilities due him by GLA of $137,049. As a result, the Company recorded a capital contribution to the Company of $137,049 and a loss on sale of discontinued operations of $1,457, respectively.

Carrying value of assets disposed	$(2,094)
Carrying value of liabilities disposed	637
Carrying value of net assets disposed	(1,457)
Sales proceeds	-
Loss on sale of discontinued operations	$(1,457)

The following table summarizes certain selected components of discontinued operations for the disposed subsidiary for the three and nine months ended July 31, 2023 and 2022:

	Three months ended July 31,		Nine months ended July 31,
	2023	2022	2023	2022

Revenues	$-	$-	$-	$2,500

Loss from discontinued operations	$-	$(166)	$-	$(1,959)

Loss per share from discontinued operations - Basic and Diluted	$-	$(0.00)	$-	$(0.00)

Current and total assets	$-	$-	$-	$-
Current and total liabilities	$-	$-	$-	$-

NOTE 3 - STOCKHOLDERS

Shares issued for cash in private placement

During the three months ended July 31, 2023, the Company did not issue any shares of Common Stock.

During the nine months ended July 31, 2023, the Company sold 668,750 shares of restricted Common Stock to eighteen (18) individuals in a private placement at a price of $0.80 per share, for total proceeds of $535,000. The proceeds will be used to fund expansion of the Company’s operations.

For the three and nine months ended July 31, 2022, the Company did not issue any shares of its Common Stock.

NOTE 4 - RELATED PARTY TRANSACTIONS

Mr. Peter Yip, CEO, is 19.50% shareholder in the Company. In addition, two companies owned by Mr. Peter Yip, CS Global Consultancy Limited (“CS Global”) and CSG Group Holdings Limited (“CSG Group”), are each 19.43% shareholders in the Company.

In November 2022, the Company entered into two contacts with CS Global that have a term from November 1, 2022 to October 31, 2023. In the first contract, CS Global provides management services, as defined, to the Company for a monthly fee of $10,000 per month. In the second contract, CS Global provides monthly services, including office usage and manpower support as defined, to the Company for a monthly fee of approximately $24,000 (HK$187,200) per month. The Company also agreed to pay CS Global a one-time non-refundable fee of approximately $80,000 (HK$624,000) associated with the execution of the contracts. As the fee is non-refundable, and is not expected to have alternative future use, the $80,000 was expensed during the nine months ended July 31, 2023.

For the three months ended July 31, 2023, fees paid to CS Global totalled $101,435 consisting of management fees of $29,834 and office usage and manpower support of $71,601.

For the nine months ended July 31, 2023, fees paid to CS Global totalled $336,828 consisting of management fees of $89,621, other office usage and manpower support of $167,207, and the one-time fee of $80,000.

For the three and nine months ended July 31, 2022, the Company did not incur any fees to CS Global.

As of July 31, 2023 and October 31, 2022, the Company owed Mr. Peter Yip $6,329 and $56,297, respectively, for advances made to the Company for operations. The advances are due on demand, are unsecured, and are non-interest bearing.

Greenpro Capital Corp., through its wholly owned subsidiaries (collectively “Greenpro”), is a 5.83% shareholder in the Company. In addition, three executives of Greenpro are collectively 10.36% shareholders in the Company.

For the three months ended July 31, 2023, the Company incurred total fees to Greenpro of $9,522, consisting of accounting fees of $5,737 and company secretarial fees of $3,785, respectively.

For the nine months ended July 31, 2023, the Company incurred total fees to Greenpro of $28,029, including accounting fees of $22,549, administration fees of $640, advisory fees of $800 and company secretarial fees of $4,040, respectively.

During the three months ended July 31, 2022, the Company incurred total fees to Greenpro of $14,910, consisting of accounting fees of $12,469 and company secretarial fees of $2,441, respectively.

During the nine months ended July 31, 2022, the Company incurred total fees to Greenpro of $39,982, consisting of accounting fees of $37,540 and company secretarial fees of $2,442, respectively.

As of July 31, 2023 and October 31, 2022, the Company prepaid $1,914 and $0 of accounting fee to Greenpro, respectively.

Exhibit No.	Description
3.1	Articles of Incorporation of the Company (incorporated by reference to our Registration Statement on Form S-1 filed on December 14, 2020)
3.2	Bylaws of the Company Inc. (incorporated by reference to our Registration Statement on Form S-1 filed on December 14, 2020)
10.1	Service Agreement with 8AB Limited
10.2	Service Agreements with Panda Funding Consultancy Limited
10.3	Service Agreement with Q Shan International Development Limited
10.4	Service Agreements with Tiger Tech Solutions Limited
10.5	Service Agreement with VP Asset Strategists

101.INS**	Inline XBRL Instance Document
101.SCH**	Inline XBRL Taxonomy Extension Schema Document
101.CAL**	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF**	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB**	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE**	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Global Leaders Corporation

Date: November 24, 2023	By:	/s/ Yip Hoi Hing Peter
Yip Hoi Hing Peter, President & Chief Executive Officer, Director